UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment Number Six
To FORM S-l

    REGISTRATION STATEMENT UNDER
 THE SECURITIES ACT OF 1933

VDO-PH INTERNATIONAL
(Name of small business issuer in its charter)

NEVADA	4813	27-2436336
(State or other jurisdiction of organization)	(primary Standard Industrial Classification Code)	(Tax Identification Number)
2700 East Sunset Road Building B, Suite 18 Las Vegas, Nevada 89120 (702) 570-7700	M.Matson 10175 Spencer Street, #2026 Las Vegas, Nevada 89183 (702) 677-4568
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)

With copies to:
Wani Iris Manly, Esq.
W. Manly, P.A.
10 SW South River Drive, Suite 1712
Miami, Florida 33130
Telephone: (305) 407-8236

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
Large Accelerated Filer                 ☐                                                     Accelerated Filer                 ☐
Non-accelerated Filer                    ☐                                                    Smaller reporting company ☒
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of each class of	Number of	offering	aggregate	Amount of
securities to be	shares to be	price per	offering	registration
registered	registered	share(l)	price(2)	fee

Common Stock for sale by selling
stockholders	1,006,004	$0.50	$503,002	$35.86
TOTAL	1,006,004			$35.86

(1) The proposed maximum offering price is based on the estimated high end of the range at which the common stock will initially be sold.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

Prospectus Subject to Completion dated January 11, 2011

PROSPECTUS (Subject to Competition)
The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

VDO-PH INTERNATIONAL

1,006,004 Shares of Common Stock

This prospectus relates to periodic offers and sales of 1,006,004 shares of common stock the selling security holders, which consists of:

•
Up to 1,006,004 shares of common stock which are presently outstanding and owned by the selling stockholders. The Company will receive no proceeds from the sale of shares by selling shareholders.  The selling shareholders consist of founding family members, investors who purchased shares in a private placement or individuals or entities or persons providing services to the Company.

The sales price to the public is fixed at $.50 per share until such time, if ever, the shares of our common stock becomes traded on the Bulletin Board operated by the Financial Industry Regulatory Authority (“FINRA”).  If our common stock becomes quoted on the Bulletin Board, then the sales to the public will vary accordingly to selling decisions of each selling shareholder and the market for our common stock at the time of resale. There is no market for our common stock.

The information in this prospectus is not complete and may be changed. Selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are considered a shell company . Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 4 to read about certain risks you should consider carefully before buying our shares.  Because we are a shell company our shares may only be resold through registration under the Securities Act of 1933, Section 4(i), if available for non-affiliates, or by meeting the conditions of Rule 144(i)

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

SUMMARY OF OUR OFFERING	5
RISK FACTORS	9
RISKS RELATING TO OUR BUSINESS	9
RISKS RELATED TO OUR COMMON STOCK	11
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
PLAN OF DISTRIBUTION	16
SELLING SECURITY HOLDERS	19
DESCRIPTION OF SECURITIES	20
INTERESTS OF NAMED EXPERTS AND COUNSEL	20
DESCRIPTION OF BUSINESS	21
Industry Background	22
Our Product	23
Manufacturing	23
The Market	24
Marketing Strategy	24
Plan of Operations	25
Competition	26
DESCRIPTION OF PROPERTY	26
LEGAL PROCEEDINGS	27
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
OFF-BALANCE SHEET ARRANGEMENTS	35
EXECUTIVE COMPENSATION	36
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	37
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	40
ON ACCOUNTING AND FINANCIAL DISCLOSURE	41
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	47
FINANCIAL STATEMENTS	EX

SUMMARY OF OUR OFFERING
Prospectus Summary

This summary highlights selected information about our company, VDO-Ph International. This summary is intended to highlight information contained elsewhere in this prospectus. You should carefully read the entire prospectus, including the section entitled "Risk Factors."

Our Business

VDO-Ph. International (the "Company" or "VDO") is a development shell company. The Company has a specific business purpose and we do not believe that the Company is a blank check company.  The Company was organized under the laws of the state of Nevada on April 8, 2010. During the 12 month period prior to Incorporation, eight family members, which includes the current management, hired individuals and companies to complete research and development and software engineering and decided to move forward with this new product. We formed our Company for the purpose of developing a software program which management believes will allow businesses to operate telephone (both digital and video), computer and Internet services from one appliance which has been enhanced with the Company’s software product. Although management does not have experience in the software business, they do have significant experience in operating other businesses and expect to use that experience in operating the Company. Although not experienced in running a public company, management believes being a reporting company is important to the capital markets for full disclosure of all material information.  Management will hire legal and accounting expertise required to run a reporting public company although funds are not currently available for such services. Management intends to devote full time to the Company when production begins and will continue to provide necessary funding.

On August, 2010 the Company hired software engineers, programmers and research people and as of November 10th, 2010, the operating system has about 80% of the digital telephone programs and about 80% of the video telephone programs complete. Management expects all software will be completed by end of January 2011 . The completed software programs are functional and will be joined to the core Operating software to complete one software package which will be our final product.

Management has and will continue to fund operations as necessary, however, intends to complete a future private placement once the Company has become a fully reporting so as to provide investors with full financial and material information. Management can provide no assurance that the company will be quoted on the bulletin board and the stock when and if quoted would most likely be a penny stock. (See “Risk Factors”) Using our software we intend to work directly with the cable companies who in turn would sell to businesses and homes an appliance which management believes will serves as a digital telephone, full motion video phone and an advanced computer system all in one appliance. We believe that businesses will be able to save money and become more efficient based on the fact our “all in one” product will allow them to operate at less expense than supporting three different appliances.

We intend to begin marketing our products in the US under the brand name VDO-Ph. International. Our software is intended to be loaded into a manufactured products shipped to our facility where our  software Operating Systems are loaded and then the final product is shipped to the cable companies for sale to businesses initially and then to residential consumers   as the company grows. None of the Company’s current officers, directors, promoters or affiliates will use this Company as a vehicle for a private company to become a reporting company. There is no plan or intention to engage in a merger or acquisition with an unidentified company. Our principal executive offices are located at 2700 E. Sunset Road, Bldg. B suite #18 Las Vegas, NV 89120 and our telephone number is (702)570-7700.

Our Financial Situation

Since inception of our Company we have incurred losses. Our auditors have indicated that there is substantial doubt regarding our ability to continue as a going concern. The opinion issued by our auditors reflects uncertainty regarding whether we have sufficient working capital available as of June 30, 2010 to enable the Company to continue operating as a going concern.

We will not be able to complete the development of our business plan or commence operations without additional financing  which management has provided to date . We have no operations, profits, strategic relationships, products, acquisitions or revenues as of the date hereof. We have limited funds and we will continue to incur operating losses in the foreseeable future.

If we cannot operate profitably we may have to suspend operations. In order to become profitable we will need to generate revenues to offset our costs of sales and marketing, and general and administrative expenses. If we do not become profitable, we will need to raise additional capital to sustain our operations. However, we may be unable to secure additional financing on terms acceptable to us and we may not even be able to obtain any financing at all. If our losses continue and we are unable to secure sufficient additional financing and management is unable to continue funding us, we may ultimately fail and any investment would be lost in its entirety.

Recent Developments

We are a shell company that has just begun to commence our planned principal strategic operations and have spent approximately $170,000 on research and development required to complete our current software. We have no current operations relating to the sale of our product currently in development. Our business plan was designed to create a viable business. We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional capital. Our operations to date have been devoted primarily to startup and development activities, which include the following:
1.	Formation of the Company;
2.	Development of VDO's business plan; and
3.	Initial capitalization of the Company.

VDO is attempting to become fully operational. In order to generate revenues, we must successfully address the following areas:

1.	Start production of our primary products anticipated to start in the near future: The Company must actively seek to develop strategic relationships and alliances in the video/telephony industry
2.
Develop and Implement a Marketing Plan: In order to promote our Company and establish our public presence, we believe we will be required to develop and implement a comprehensive marketing plan to sell our software package in conjunction with a previously manufactured product. We are not an appliance company but instead are selling a software application. We also intend to seek acquisitions which complement our business plan. We intend to market initially using multiple distribution channels. Without any marketing campaign, we may be unable to generate interest in, or generate awareness of, our Company.

3.
Create Customer Loyalty: We are a small, start-up company that has not generated any revenues and lacks a stable customer base. It is critical that we begin to establish relationships to potential customers by promoting quality products and services and then delivering on a consistent basis.

Our Offering

This prospectus relates to the sale of a total of 1,006,004 shares of our common stock. Up to 1,006,004 shares may be sold by the selling stockholders as set forth under the caption "Selling Stockholders". The distribution of the shares by the Selling Stockholders is not subject to any underwriting agreement. We will receive none of the proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses of the registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

Summary of Selected Financial Information

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements and the related notes thereto as well as the "Management's Discussion and Plan of Operation" included elsewhere in this Prospectus.

Financial Data Summary

Balance Sheet Data

ASSETS	September 30 , 2010
Cash	$4,769
Total Assets	$8,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Loans Payable	$14,152
Total Current Liabilities	$14,906

STOCKHOLDERS’ EQUITY
Common stock: $0.001 par value, 100,000,000 shares authorized
19, 554 , 800 Shares issued and out standing	$19,545

Additional paid in capital	$115,515
Accumulative Deficit	$(124,863)

Total stockholders’ equity	$10,207
Total liabilities and stockholders’ equity	$25,113

Statements of Operational Data

Inception on April 8,
To September 30 th 2010
Revenues	$0
Operating Expense	$124,863
Earnings (loss)	$(124,863)
Weighted average number of shares of common stock outstanding	$19,540 823

RISK FACTORS

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments. Prospective investors should carefully consider the following risk factors:

RISKS RELATING TO OUR BUSINESS

We are a shell company and we have no operating history upon which you can base an investment decision

Our Company was formed on April 8, 2010, and we have no operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new business.  Because we are a shell company, shareholders may not rely on Rule 144 until such time as the Company is no longer deemed a “shell” and the holding period for sales under Rule 144 has been complied with.  Accordingly, shareholders may not be able to sell their shares absent a registration or another applicable exemption.

Our auditor's report on our September 30, 2010 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our Officers may be unable or unwilling to loan or advance any capital to VDO, we believe that if we do not raise approximately $150,000 from a private placement , we may be required to suspend or cease the implementation of our business plans within 12 months., Accordingly, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See "September 30, 2010 Audited Financial Statements - Report of Independent Registered Public Accounting Firm."
We have no revenues and may never generate revenues in the future
Our Company has no completed product from which revenues can be generated.   Because we can not assure investors that a viable product will be developed, there can be no assurance that the Company will ever generate revenues and become profitable.  Failure to sustain profitable operations could cause the loss of your entire investment.

We have no customers to date; and may not develop sufficient customers to stay in our proposed business in the future

VDO-Ph. International has not sold any software enhanced products, and may be unable to do so in the future. If the Company is unable to develop sufficient customers for its products, it will not generate enough revenue to sustain its business resulting in business failure and complete loss of any investment(s) made into the Company.

We are seeking additional financing to fund our product development and operations, and if we are unable to obtain funding when needed, our business would fail

We need additional capital to obtain lab and office space and hire five software technicians, locate and develop our product manufacturing relationships, and to secure the means necessary todeliver our product to our customers at their location. We will be required to fund operations through management as well as the sale of equity shares and may not be able to continue as a going concern if we are unsuccessful in selling such shares. Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

If we are unable to establish and maintain relationships with our targeted audience, we would not be able to continue with operations

We intend to establish relationships with those engaged in the telephony industry through a multifaceted marketing plan designed to distribute our VDO products and services to specific target markets through the eight major cable companies. There is intense competition for these relationships and we may not be able to attract and retain these relationships in light of competitors with larger budgets and pre-existing relationships. If we cannot successfully secure these relationships, our business would fail and any investment made into the Company would be lost in its entirety.

Our success is dependent on our officers and directors to properly manage the Company

We are heavily dependent on the personal efforts and abilities of our Officers and Directors to manage the Company’s proposed business.   In the event we lose any of our officers and directors, our business could be adversely affected.  Currently, we do not have a succession plan in place nor do we carry any insurance to compensate for such a loss.

Our officers and directors have no experience in operating a company in a similar industry nor do they have experience running a public reporting company

Our officers and directors have never operated any company in an industry similar to that of the Company.  Although they do have general experience in running a business, they may not be able to readily address specific issues related to the Company’s contemplated operations.  In addition, none of our officers and directors have experience with operating a public company that is a reporting company with the Securities and Exchange Commission.  This includes their obligation to prepare and disclose material information to the public in a timely manner and to implement specific accounting controls and procedures to meet the requirement under the Sarbanes Oxley Act of 2002.  Failure of our officers and directors to operate within the industry or to implement proper disclosure and accounting controls could cause the Company to fail or to become subject to fines and/or sanctions by the SEC.  In either case, investors could lose their entire investment.

Non-Officer and Director Family Members May Exert Undue Influence Over Management

Some of the founding family members are not officers or directors of the Company; however, they own a significant percentage of the Company’s common stock.  Family members not serving as officers and directors are in a position to exert control over the Company’s operations even though there is a lack of background information available to the shareholders.  In the event such control is exerted by such family members, the Company’s business could be adversely affected without our shareholders having full information as to their respective backgrounds.

As a result of becoming a reporting company, our expenses will increase significantly

As a result of becoming a reporting company whose shares are registered pursuant to the Securities Act of 1933, as amended, our ongoing expenses are expected to increase significantly, including ongoing public company expenses, including increased legal, accounting expenses as a result of our status as a reporting company, and expenses incurred in complying with the internal control requirements of the Sarbanes-Oxley Act. These increased expenses which are anticipated to be $50,000 annually may negatively impact our ability to become profitable.

Changing and unpredictable market conditions including obsolete technology may impact the demand for our products

There can be no guarantee that current demand for all-in-one telephone, video and internet products will continue. There are several other companies currently marketing similar products and if these companies are successful in developing software applications like ours, our software platform may become obsolete and undesirable in the marketplace. In such a scenario, our products may well no longer be salable to our prospective customers.

We will rely on others for production of our hardware products; any interruptions of these arrangements would disrupt our ability to fill customers' orders and have a material impact on our ability to operate

We will be required to obtain our products by direct manufacture. Any increase in labor, equipment, or other production costs could adversely affect our cost of sales. The manufacture of our product is time-consuming and might result in unforeseen manufacturing and operations problems. If we are unable to meet manufacturing and software loading commitments, it will adversely affect our ability to fill customer orders in accordance with required delivery, quality, and performance requirements. If this were to occur, the resulting decline in revenue would harm the business.

RISKS RELATED TO OUR COMMON STOCK

We are controlled by current officers, directors and principal stockholders and they will be able to control the outcome of all corporate matters on a non-arm’s length basis.

Our officers and directors and principal founding stockholders beneficially own approximately 68% of the outstanding shares of our common stock.  So long as our officers and directors and principal founding stockholders control a majority of our shares, they will continue to have the ability to elect our directors and determine the outcome of votes by our stockholders on corporate matters, including mergers, sales of all or substantially all of our assets, charter amendments and other matters requiring stockholder approval. This controlling interest may have a negative impact on the market price of our common stock by discouraging third-party investors.

Although the Company is not offering any shares, if you purchase shares from the selling shareholders, you will experience immediate and substantial dilution

The $0.50 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value.  Many of the initial shareholders paid less than $.50 per share for their shares and you will suffer substantial dilution based on shares issued at a lower price. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.

There is currently no market for VDO-Ph International common stock, but if a market for our common stock does develop, our stock price may be volatile

There is currently no market for our common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

•	The ability to complete the development of our software in order to provide the VDO products to the public;
•	The ability to generate revenues from sales;
•	The ability to generate brand recognition of the VDO products and services and acceptance by consumers;
•	Increased competition from competitors who offer competing products; and
•	VDO's financial condition and results of operations.

We are a shell company which means shareholders will be subject to certain restrictions pertaining to Rule 144 which may affect their ability to sell shares.

We are considered a shell company because we are not currently operational and are not generating revenues. As a result shareholders purchasing shares in this offering may only resell the shares through a registration under the Securities Act of 1933, as amended Section 4(1) if available for non-affiliates or by meeting the conditions of Rule 144 of the Securities Act. Meeting any of these conditions may affect a shareholders ability to sell shares purchased in this offering.

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by certain companies.   The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.   The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 14 or 15(d) of the Exchange Act;
•
The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months(or such shorter period that the issuer was required to file such reports and materials(, other than  Current Reports on Form 8-K; and

•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who receive our restricted securities in a business combination will not be able to sell our shares without registration until one year after we have completed our initial business combination or have implemented our current business plan.

There are legal restrictions on the resale of the common shares offered, including penny stock regulations under the U.S. federal securities laws. These restrictions may adversely affect the ability of investors to resell their shares

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

The transaction costs associated with penny stocks are high, reducing the number of broker- dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Future sales of the company's common stock by the selling shareholders could cause our stock price to decline

We cannot predict the effect, if any, that market sales of shares of the Company's common stock or the availability of shares for sale will have on the market price prevailing from time to time. Sales by the Selling Shareholders named herein of our common stock in the public market, or the perception that sales by the Selling Shareholders may occur, could cause the trading price of our stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements relating to revenue, revenue composition, demand and pricing trends, future expense levels, competition in our industry, trends in average selling prices and gross margins, the transfer of certain manufacturing operations to contract manufacturers, product and infrastructure development, market demand and acceptance, the timing of and demand for products, customer relationships, employee relations, plans and predictions for acquired companies and assets, future acquisition plans, restructuring charges, the incurrence of debt, and the level of expected capital and research and development expenditures. Such forward-looking statements are based on the beliefs of, estimates made by, and information currently available to the Company's management and are subject to certain risks, uncertainties and assumptions. Any other statements contained herein (including without limitation statements to the effect that the Company or management "estimates," "expects," "anticipates," "plans," "believes," "projects," "continues," "may," "could," or "would" or statements concerning  "potential" or "opportunity" or variations thereof or comparable terminology or the negative thereof) that are not statements of historical fact, reflect our current views with respect to future events and financial performance, and any other statements of a future or forward looking nature are forward looking statements. The actual results of the Company may vary materially from those expected or anticipated in these forward-looking statements. The realization of such forward-looking statements may be impacted by certain important unanticipated factors, including those discussed in "Risk Factors" and elsewhere in this prospectus.

Because of these and other factors that may affect our operating results, our past performance should not be considered as an indicator of future performance, and investors should not use historical results to anticipate results or trends in future periods. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers should carefully review the risk factors described in this and other documents that we file from time-to-time with the Securities and Exchange Commission, including subsequent Current Reports on Form 8-K, Quarterly Reports on Form l0-Q and Annual Reports on Form l0-K.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of shares offered by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The $0.50 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value.

DILUTION

The Company is not offering any securities in this offering and therefore no additional shares will be issued and no additional dilution will be incurred.

PLAN OF DISTRIBUTION

The selling shareholders may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions.

1.	On such public markets as the common stock may from time to time be trading.

2.	In privately negotiated transactions:

3.	Through the writing of options on common stock;

4.	In short sales; or

5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $.50 per share until such time if ever, as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry regulatory Authority. If our common stock becomes quoted on the Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In circumstances, the sales to the public may be;

1.	The market price of our common stock prevailing at the time of the sale;

2.	A price related to such prevailing market price of our common stock; or

3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commissions’ Rule 144. We are considered a shell company because we are not currently operational and are not generating revenues. As a result shareholders purchasing shares in this offering may only resell the shares through a registration under the Securities Act of 1933, as amended Section 4(1) if available for non-affiliates or by meeting the conditions of Rule 144 of the Securities Act. Meeting any of these conditions may affect a shareholders ability to sell shares purchased in this offering.

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by certain companies.   The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.   The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 14 or 15(d) of the Exchange Act;
•
The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months(or such shorter period that the issuer was required to file such reports and materials(, other than  Current Reports on Form 8-K; and

•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who receive our restricted securities in a business combination will not be able to sell our shares without registration until one year after we have completed our initial business combination or have implemented our current business plan.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as an agent or acquire the common stock as a principal. Any broker or dealer participating in transactions as agents may receive a commission from the selling shareholder (s) or if they act as an agent for the purchaser of such common stock from such purchaser. The selling shareholders will likely in conjunction with such resale’s may pay or receive commissions to or from the purchaser of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers-dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay a commission or other fees payable to brokers or dealers in connection with any sale of common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things not engage in any stabilization activities in connection with our common stock.

1.	Furnish each broker-dealer through which common stock may be offered, such as copies of this prospectus, as amended time to time, as required by such broker-dealer; and

2.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of the securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities law of certain states, the shares may be sold in such states only through registered or licensed broker-dealers. In addition in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

Of the 19,554,800 shares of common stock outstanding as of June 30, 2010, 19,333,796 are owned by our officers, directors and founding shareholders some of whom received shares for services and which may only be sold in compliance with Rule 144(i) or Section 4(1) of the Securities Exchange Act of 1933 unless otherwise registered.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

SELLING SECURITY HOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the "selling" shareholders". Each Selling Stockholder purchased the securities registered hereunder in the ordinary course of business of the Company. Other than registration rights granted by the Company in connection with the issuance of such securities at the time of purchase of the securities to be resold, no Selling Stockholder had any agreement or understanding, directly or indirectly with any person to distribute the securities. The Selling Stockholders and any underwriters, broker-dealers or agents participating in the distribution of the shares of our common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit from the sale of such shares by the Selling Stockholders and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts under the Securities Act. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

In completing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliate. In addition, we will make copies of the Prospectus as it may be supplemented or amended from time to time available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of shares against certain liabilities arising under the Securities Act.

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of shares of our common stock by the Selling Stockholders. The Selling Stockholders will pay all fees, discounts and brokerage commissions in connection with any sales, including any fees to finders.

Any shares of common stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The shares of our common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless they have been registered or qualified for sale or the sale is entitled to an exemption from registration. We will pay all expenses of preparing and reproducing this prospectus with respect to the offer and sale of the shares of common stock registered for sale under this prospectus, including expenses or compliance with state securities laws and filing fees with the SEC. We expect such expenses related to the issuance and distribution of the shares of common stock offered by us and the Selling Stockholders to be approximately $25,000.

The Company is registering for offer and sale by the holders thereof 1,006,004 of common stock held by such shareholders. All the Selling Shareholders' Shares registered hereby will become tradable on the effective date of the registration statement of which this prospectus is a part.

The following table sets forth ownership of the shares held by each person who is a selling shareholder

The selling shareholders either purchased their shares or received them for services rendered at a price of par value. All such shares were sold for cash or services since the date of incorporation with the exception of the founders set forth below, who have been contributing capital to the corporation prior to incorporation. None of the selling shareholders other than the following family members who are the first eight shareholders listed as well as Research Unlimited and Financial Services, a Nevada Corporation have or have had material relationship with the Company or its predecessor or affiliates during the last three years. W. Manly, P.A. and Richard P. Greene Business and Legal Support, Inc have only worked with the Company in connection with this filing and have had no material relationship to the Company.  None of the selling shareholders are a broker- dealer.   The last eight shareholders on the list received shares for services.  Only Financial Services, a Nevada corporation and Research Unlimited are controlled by a family member.  None of the other persons or entities receiving shares for services have past relationships with the Company.
Name	Shares Beneficially Owned Prior To Offering(l)	Percent Beneficially Owned Before Offering	Shares to be Offered	Amount Owned After Offering	Percent Beneficially Owned After Offering
Valeria Stringer (Founder)	1,667,134	8.5%	25,000	1,642,134	8.3%
Elizabeth Twitty (Founder)	1,666,666	8.5%	25,000	1,641,666	8.3%
Sara Stanley (Founder)	1,666,666	8.5%	25,000	1,641,666	8.3%
Connie Decker (Founder)	1,666,666	8.5%	25,000	1,641,666	8.3%
Marion Matson (Founder)	1,666,666	8.5%	25,000	1,641,666	8.3%
Michelle Bryngelson (Founder)	1,666,666	8.5%	25,000	1,641,666	8.3%
Stephanie Wright (Founder)	1,666,666	8.5%	25,000	1,641,666	8.3%
Maurice Matson (Founder)	1,666,666	8.5%	25,000	1,641,666	8.3%
Virginia Mahan	2,000	*	2,000	0	*
Michael Biscotti	2,000	*	2,000	0	*
David Thomas Evans II	40,000	*	40,000	0	*
Gwyneth Jones	10,000	*	10,000	0	*
Chester Philip Evans	10,000	*	10,000	0	*
Joshua Evans	20,000	*	20,000	0	*
Alberto Tamayo	2,000	*	2,000	0	*
Jack Davis	2	*	2	0	*
Jessie Zammit	2	*	2	0	*
Mark Clark	10,000	*	10,000	0	*
Mark Donelson	100,000	*	100,000	0	*
Gregory Haberl	2,000	*	2,000	0	*
Sharon L. Lee	2,000	*	2,000	0	*
Jeffery Lee	2,000	*	2,000	0	*
Steven M. Haberl	2,000	*	2,000	0	*
Gwendolyn Haberl	2,000	*	2,000	0	*
Alberto Tomayo	750,000	3.8%	75,000	675,000	3.5
David Thomas Evans	750,000	3.8%	75,000	675,000	3.5
James Greene	850,000	4.3%	85,000	765,000	3.9
Michael Zaki	750,000	3.8%	75,000	675,000	3.5
R. P. Greene Business & Legal Support, Inc.	900,000	4.6%	90,000	810,000	4.1
W. Manly, P.A.	250,000	1.3%	25,000	225,000	1.2
Research Unlimited (4)	875,000	4.5%	87,500	787,500	4.0
Financial Services A Nevada Corp (4)	875,000	4.5%	87.500	787,500	4.0
Total	19,554,800		1,006,004
*Less than one percent (1%)
(1) Assumes current issued and outstanding shares 19,554,800
(2) Richard P Greene is the owner of Richard P. Greene Business and Legal Support and works in conjunction with W. Manly, P.A.
(3) Wani Manly, Esq. is the sole shareholder of W. Manly, P.A.
(4) Marlan Matson is the sole shareholder of these entities

Our shares are “penny stocks” covered by Section 15 (g) of the Exchange Act, and Rules 15 g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. The impose additional sales practice requirements on brokers-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15 (g)-1 through 15(g)-6 apply to broker-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in questions.

Rule g-4 prohibits broker-dealers from completing penny stock transfers for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration’s received as a result of the penny stock transaction.

Rule g-5 requires that a broker-dealer executing a penny stock transaction, other than the one exempt under Rule 15g-1, discloses to its customer at the time of or prior to the transaction, information about the sales persons compensation.

Ruleg-6 requires that a broker-dealer selling penny stocks to provide their customers with the monthly account statements.

Rule g-9 requires broker-dealers to approve the transaction for the customers’ account: obtain a written agreement from the customer setting forth the identity and quantity of stock being purchased; obtain from the customer information regarding his/her investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his/her rights and remedy’s in cases of fraud in the penny stock transaction; and FINRA’a toll free telephone number a d the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low prices securities to their non-institutional customer, brokers/dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is to high probability that the speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for a broker-dealer to recommend that their customers buy our common stock, which may have an effect; of reducing the level of trading activity and the liquidity of our common stock. Further many broker/dealers charge higher transactional fees for penny stock transaction. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholders ability to resell shares of our common stock.

Again, the forgoing rules apply to broker-dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker-dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

DESCRIPTION OF SECURITIES

We have 19,554,800 shares of our common stock issued and outstanding as of September 30, 2010.

There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

The Company is authorized to issue up to 100,000,000 shares of common stock, par value $.001. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

Preemptive Rights

No holder of any shares of VDO-Ph. International stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of VDO's directors.

Preferred Stock

The Company has no class of capital stock designated as preferred stock.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Transfer Agent

ClearTrust, LLC, 17961 Hunting Bow Circle, Suite 102, Lutz, Florida 33558, telephone 813-235-4490.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The law office of W. Manly, P.A., of Miami, Florida, an independent legal counsel, has provided an opinion and consent on the validity of VDO-Ph. International issuance of common stock and is presented as an exhibit to this filing. W. Manly, P.A. owns 250,000 shares of the Company’s common stock and is offering 25,000 shares pursuant to this offering.

The financial statements included in this Prospectus and in the Registration Statement have been audited by David Aronson, CPS, P.A., of North Miami Beach, Florida to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding VDO's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Background

VOO-Ph. International (the "Company" or "VDO") is a development company and is considered a shell at this time. The Company was organized under the laws of the state of Nevada on April 8, 2010.

VDO has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, VDO has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. VDO is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Since our inception, we have been engaged in business planning activities, including researching the industry, developing our economic models and financial forecasts, performing due diligence regarding potential customers most suitable for our VDO products and identifying future sources of capital.

Currently, VDO has three officers and directors who have assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the Company, Other than the officers and directors, there are 5 employees at the present time.

VDO currently has no intention to engage in a merger or acquisition with an unidentified company. We may pursue strategic acquisitions that complement our current business model within the medical alert industry which may allow us to expand our activities and capabilities and advance our production.

VDO's fiscal year end is December 31.

Business of Issuer

We formed our Company for the purpose of marketing and selling our telephony software platform for commercial and residential use. Using our software, this should be completed within the next 45 days, we intend to work directly with the cable companies who in turn are in a position to sell to business and homes an appliance which will serve as a digital telephone, full motion video phone and computer all in one. We believe businesses will be able to save money and become more efficient based on the fact that our product will allow them to operate on a single appliance that now takes 3 different appliances to do the same task. Our partially developed software is able to demonstrate these functions as of this date. The following challenges currently exist for us to operate successfully.
•	We do not have a finished product and there is no guarantee we will finish our product or sell our product
•	We will face competitors with superior resources
•	Our officers and directors have no experience in this industry
•	We have no agreements or material relationships with the cable companies and we expect to compete with other companies for their business

We intend to begin marketing our products in the U.S. under the brand name VDO-Ph. International. Our intended products currently are not subject to any regulatory requirements.

Industry Background

Management believes that the web cam industry has not only become part of the day-to-day life of millions of people domestically, but it is also starting to capture the business market as well. Teleconferencing and tele-presence are common words for an application used by large or medium sized business. Teleconferencing is the ability of point- to-point video calling between two parties in two different locations anywhere in the world that has a high bandwidth means of communication.

Tele-presence is the ability to provide a video presence via a conference room to another conference room that provides access to groups of people in each of the conference room facilities.

VDO intends to be able to provide up to eight (8) Web Cam images at the same time from eight (8) different desk top locations and can demonstrate this ability at the presence time in broad band facilities.. In addition, VDO intends to provide via video calls to a business all of the standard functions of a standard voice grade digital business telephone from answer call, hold, transfer, video "out of office" message plus a full contact directory of customers with video capabilities with simple touch to call simplicity. Most important is the fact that video communications by the business to its customers will put the personality back in that business that made it successful to begin with.

Our Product

We are developing a, telephony software-based platform to create, highly advanced telephony appliance. The Company intends to obtain protection for its property as soon as possible. The design of product is intended to combine our telephony software with an advanced computer "core" system manufactured by a major computer manufacturer that will provide three operational modes - voice, keystroke, and touch screen - in a user-friendly format. Our system will provide businesses and homes a menu of features which the company believes has not been offered before to the consumers. The Company intends to offer its telephony system to the business market for the purpose of updating current business telephony systems as well as new businesses just starting which will be the focus of marketing by the company.  To date, the Company has spent approximately $170,000 on research and development costs.
This software based computer appliance will include Wi-Fi and WAN digital connectivity to an un limited amount of offices within the clients facility. The appliance has the ability to provide TV quality streaming video on any size color screen with PIP and Desk Top Conferencing capability. This can currently be demonstrated. In addition, the appliance loaded with our software will provide all the functions of a business based digital telephone as well as those functions mirrored via a large screen video telephone all commanded by touch, voice or keystroke.
Once completed, our software which has been developed in house is loaded into an off the shelf manufactured computer, the result being a “3 appliances in 1” and what the company believes to be a cutting edge business solution. Our software currently provides the capability to have video calls.

Manufacturing

The extent of manufacturing is the installation of our software Operating System. This and other software programs are loaded in the off the shelf computer made by Hp which has full computer capabilities which can be enhanced by our software functions.   For purposes of clarity, only our software provides the functions attributed to the telephone, full motion video phone and computer services we intend to offer.  Most off the shelf computers come with their own operational software like Windows 7, Word and Home Office . Total time for a complete office set up regardless of it being a 4, 8, or 12 user system is between 75 and 90 minutes. This includes a complete QC program to insure all components are fully operational before shipping.  The installation facility is located next to the existing corporate offices and programming/tech facility in Las Vegas, Nevada.  The set up time is allocated as follows:

•	Uncase off the shelf computer; power up and download software (45 to 60 minutes)
•	Qualify computer to confirm no problems (5 minutes)
•	Connect network to the device (5 minutes)
•	Test calls to insure software operating correctly (10 minutes)
•	Disassemble and repackage for shipping (10 minutes

The average time noted was derived from multiple test situations where off the shelf systems were unboxed then loaded with software programs including some of those developed by the Company and currently operational.   The tests were performed on several occasions to establish an average time requirement and to determine the size of the facility the Company will need to lease for actual production of the finished produce.
The Company has been developing software over the past several months.  The following sets forth the functions that our software can achieve at this time.  The operational heading sets forth those functions that have been tested and can be fully demonstrated.  By utilizing our software, we made telephone calls to cell phones, digital lines, standard two pair lines, local calls and long distance calls where we both transmitted and received. The remaining functions are not yet complete.  When they are complete, our software package will turn a computer into a fully operational digital phone which can be controlled by voice, touch and key stroke. The following chart sets forth the operational and non-operational functions of the services we intend to provide.  These functions are all from our created software.     In addition, any reference to providing fiber communications abilities is not a function of the Company, but provided as part of the telephony service offered by outside broadband servers.  This explains the chart on the previous page because the broadband service providers will provide the broadband requirements to deliver TV quality to visual messages.
Our software currently provides capability to have video calls.

Service for Digital telephone	Operational
And Live Video telephone
person to person connection	yes
conference calling	yes
call on hold	yes
transfer cell	yes
volume control	yes
contact directory	yes
record message	yes
receive message	yes
UBS port head set connectivity	yes
Wi-Fi ear clip	not complete
intercom	yes
paging	Not complete
caller ID	yes
clock	yes
Voice to text	yes

Market

Our principal market is somewhat unique in that we have a defined market with a singular purpose. That market is the cable companies of the United States who have become the new telephone companies with the advent of digital telecommunications. When a new business opens its doors, one of the very first items on the agenda is a broadband communication source. The Telco's of the world can hand off transmission with DSL, a far cry from a 1.5Mbps our system operates on plus that is the base speed for most cable companies. Broadband provides the abilities of high speed computer activities as well as unlimited line access and much reduced telephone charges, including long distance.

VDO's intended market is the eight (8) cable companies of the USA. They include Cablevision, Comcast, Cox Communications, Cable One, Charter Communications, Media Com, RCN and Time Warner Cable. These eight companies control not only the domestic television market but also the domestic home market for broadband. In addition, with their abilities in the digital world, they are well on their way to controlling the telephone market commercially. It should be noted the company does not have any agreements or understandings with any of the cable companies at this time.

As an example of the effectiveness of cable in the business world, we will take Comcast as an example. As of 2007, Comcast controlled over 15 million Internet users, 25 million TV subscribers and 6.4 million telephone subscribers making Comcast the third largest Telco provider in the US. The geographic area covered by these eight cable companies is the entire 48 states.

Using the cable companies as the marketing force for the VDO  software based appliance will provide product exposure to many businesses nationwide.

Marketing Strategy

The Company's strategic marketing plan is to develop a market in the Las Vegas Valley in Nevada. This is also home to one of the COX Media cable franchises as well as where the Company currently has its corporate offices, tech facility, customer call center and soon to be the manufacturing center for production of the appliance for the Western portion of the US. The Company intends to work with Cox in the development of this market area. (At present, the Company has no agreement with Cox nor does it have a time table with Cox in any form.) Should this proposed work agreement not take place, it is the company’s intent to move forward on its own in marketing the Valley’s business community.

The advantage to cable companies to use our product is that we will give them an exclusive arrangement.  Our software loaded appliance may provide the cable companies the potential of securing a greater market share of the telephone - internet - television market.

The Company intends, as part of its leasing program to the cable companies, to provide preferred pricing packages, full service call center and full service lease collections. Furthermore, if the cable companies become a marketing partner to the company the Company intends, from its receipts from the credit card swipe, to provide a further incentive to the cable companies of one-half percent of all revenues ran thru the card system in that cable companies market area.

Based upon the functions provided by our currently developed software, we intend to provide businesses with the following services and equipment.
•	Advanced computer system (touch - voice -keystroke)
•	New equipment with free hardware upgrades
•	Latest available software (Windows 7) plus other office based software programs
•	Free service and maintenance for 60 months
•	Multiple full service digital telephone lines up to 12
•	Multiple full service video lines
•	Up to 8 party "desktop" telephone / video conferencing ability
•	Portability to conference room big screen
•	Transfer and back-up of existing consumer data
•	Record and play TV shows at will
•	Wireless installation with high speed broad band
•	Identity theft firewall
•	Personal credit card swipe

The cost to businesses based upon managements expectations is as follows:

•	60 month lease at $495 monthly
•	$123.75 per appliance monthly
•	Four user lease program (provides equipment and services for up to 4 offices)
•	60 month lease at $655 monthly
•	$81.88 per appliance monthly
•	Eight user lease program (provides equipment and services for up to 8 offices)

Additional multi user leasing agreements are available for larger office installations by way of specified quotations.

The Company believes the key challenges it will face are as follows:

•	Obtaining required financing to complete product and to commence sales
•	Implementing marketing program for either cable companies and/or developing a sales organization to market its product to businesses
•	Developing strategic financial relationships offering accounts receivable financing to assist in providing constant cash flow derived from sales of the 60 month user license program.

Presently, the Company has no affiliations with sources for obtaining such financing.

Competition

Management believes that at the present time, no company is developing a telephony Operating System for business like that of the Company’s software platform which although incomplete, it can be demonstrated using its various component programs. We believe we will be the first to market, however, we expect competition to follow.  Other companies that are involved in the video telephony business include but are not limited to CISCO, HP, SKYPE, and MSN.  These companies are significantly larger than VDO-Ph International but the Company believes its marketing plan will help level the playing field even though at present, the Company does not have a completed product for the market and may not be able to reach its proposed marketing program for lack of funds.

Employees

Other than our officers and directors, there are five employees of the Company. Our officers and directors intend to do whatever work is necessary to bring the Company to the point of earning revenues from the sale of our products.

Board Committees

VDO has not yet implemented any board committees as of the date of this Prospectus.

Directors

There is no maximum number of directors VDO is authorized to have. However, in no event may VDO have less than one director. Although the Company anticipates appointing additional directors, it has not identified any such person(s).

DESCRIPTION OF PROPERTY

VDO's corporate office is located at 2700 East Sunset Road, Building B, Suite 18, Las Vegas, NY 89128 and our telephone number is 702-570-7700.

VDO's management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. VDO does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. VDO's officers and directors have not been convicted in any criminal proceedings nor has they been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

The Company's officers and directors have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Plan of Operation

We are a development stage company, incorporated on April 8, 2010 and have not generated or realized any revenues from our business operations. We plan to enter into the telephony business by way of our software that enables a computer to be three services in one. See "Description of Business" contained herein.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve (12) months.

Our auditors' opinion is based on the uncertainty of our ability to establish profitable operations.

The opinion results from the fact that we have not generated any revenues. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our Company and funding from our founding shareholders. We must raise cash to implement our project and begin our operations.

Our Officers and Directors are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment. The family members meet via VDO-Ph’s video telephony method on a daily basis.  Their discussions cover such topics as competition growth, new companies entering the video market, interviewing potential candidates for various managerial positions in the Company, review of Company policies with relations to Human Resources, personnel record keeping, payroll review, bidding of work benches and other requirements needed for production and a broad discussion as to what the Company’s future web site needs to do and what they should look at.

Currently we are a Shell Company, incorporated on April 8th, 2010. This date of incorporation is not indicative of the time the company was actually founded by the family which was May, 2009 but is representative of the time and date when it was determined by the family members after 12 months of initial research and analysis of the potential financial requirements and financial returns that development of a new business telephony system could require/achieve. From information gathered by an out sourced research company on past, current and future business telephone services the family determined (with this data) to take the next step to analyze (by hiring several programming companies) the complications, if any, in development of the proposed new telephony system.

First efforts were to seek out the federal, state and local requirements to and including legalities involved as well as FCC requirements. It was found that there were no regulatory matters that would cause problems other than those involved in the normal operation of a business.

The proposed company would be developing a new software Operating System and not involved in producing or providing communications between parties or entities of any manner. With the legal probabilities covered, the family took the next step and that was to determine exactly what this new telephony software should accomplish to qualify it into the market place with the potential of becoming profitable. It was determined by the family from additional out sourced services that the need was there.  With this information, determination of what new services could now happen to the POTS (plain old telephone system, a term used in the telephony business to describe the current telephones) with the advent of computers, the Internet, Cellular and Broad Band. The family determined, with this information, that any new telephony software or hardware would have to take advantage of the new world of the computer age.  That meant their needed to be a new appliance developed that would be a combination of computer, internet, digital telephone and video telephone capabilities and provide the business market with the same advances the domestic market has had over the last few years with cellular, web cams, 4G networks and so on. This need to develop a new telephony appliance was too much for the family to undertake. The family had no desire to get into the extreme costs of manufacturing a piece of hardware even though it could be on a contract basis and actual manufacturing facilities would not have to be developed. The next step the family made was to return to an outsourced research company to seek out a possible computer appliance in the market place. It was found there were several computer products on the market that provided the look, operations and advanced style the family wanted but would they be convertible to the ideas for the new business telephony appliance. In addition could another Operating Software system reside alongside the current operating system that was in the computers being reviewed without problems?

Through the outsourced software engineering firms it was determined there were three systems that could be used and they were Hp, Micros and Dell. These computers were all running Windows 7 and had no conflict to the proposed new telephony Operating System the family wanted to develop. In addition, all three fit the design desires. In talking with these firms, it was concluded that HP could provide the quantities that may be required and at a very reasonable OEM fee structure. Half of the equation was in place and the only question left was could the software be developed and at what cost and over how long a period of time.  To conserve funds, the family which includes non officers and directors out sourced the software program engineering. Over the last quarter of 2009 several entities worked on various portions of the proposed telephony Operating systems, the core of the project. It was determined to provide different pieces of the puzzle to various engineering sources to make sure no one could steal the idea before the family had it to the point of security. The first quarter of 2010 provided the family with proven “breadboard” factors that provided the segments of the Operating System as developed by these various engineering entities.

On April 8th, 2010 the family took the step of Incorporation and began the process of locating an engineering facility, hiring employees and start the development of the Operating Systems along with the various other software programs required to actually operate the OS in the functions of Digital and Video telephone services and various other functions of the programs. The tech facilities were completed in July and after nearly 4 months of reviewing applicants the first employees’ begin employment the first week of August. These software engineers and programmers were responsible to take the various “CORE” portions of the Operating Systems that had been developed by the out sourced engineers over the last 12 months and provide the “GUI” to connect them with the 38 various software programs that provide the operational abilities of the new telephony services.  Some of the in-house programmers have greater ability than the outsourced programmers. The usage of the out sourced facilities over the last 18 months developing the “core” programming has helped the Company to come to market over a very short in-house time period. The Company expects to be able to demonstrate a fully operational multi office telephony system by mid December. The Company expects delivery of some systems by end of December mid December with full production by end of January.

Requirements:

We must raise cash to implement our business plan. The minimum amount of funds that is required to get us into the manufacturing of the product and sales of same is the amount of $12,500 USD.  As of December 31, 2010, the Company had no unpaid bills.

The following colums indicate the itemized expenses needed over the next twelve (12) months commencing February 1, 2011 based on either launching our product or not launching the product.

Expenses	Product Launch (1)	Non-Launching Product
Payroll	$265,000	$ 72,000
Rent	$ 42,000	$ 42,000
Utilities	$ 18,000	$ 18,000
Fiber Pop	$ 14,400	$ 14,400
Telco	$ 3,600	$ 3,600
Reporting Company Costs	$ 50,000	$ 50,000
TOTAL	$393,000	$200,000
(1)	The difference in expenses required for launch vs. non-launch is for additional employees.

The above chart clearly itemizes the expenses required by the Company over the next twelve (12) months based on product launch and non-launch.  The Company plans on attempting to raise an additional $50,000 for unforeseen contingencies.
Inasmuch as the company expects to start receiving ‘letters of intent” or actual purchase orders in the first quarter, the Company will need to acquire the necessary hardware for these orders. With that in mind, the Company has already established a 30 day line of credit with its various vendors that will provide the front end expenses to develop the orders and also has set up the “Receivable Financing’ to cover the cash flow requirements needed to operate. As of September 30, 2010, the Company received loans of $3,256 and $6,198 from a shareholder and related party, respectively.  Such loans will be paid without interest when and if, such funds become available.   There are no written loan agreements.  We obtained these loans to pay for continuing research and development related expenses    There are no written loan agreements and the loans will be repaid when the Company has adequate funds available, if ever.

Product production:

With reference to product production the company has already developed a production line and method of operation that provides the ability to turn out a (4) user product program up to a (12) user product program with either system completed every 1 and ½ hours including QC and shipping requirements.  This will allow for 5 systems of either size (4, 8 or 12 user systems) per day with one assembly line.

The noted space requirement addition will allow for 2 complete assembly lines thus a capacity of 10 systems per day. All OEM buy out hardware is warehoused in sufficient quantities in North Las Vegas at CDW electronics distribution center so product availability is less than 20 miles away. This immediate same day delivery of hardware components will allow the company to operate its production with very little expense in warehousing inventory. The Company does not expect to build units until it has orders. The same day delivery of hardware components will allow this type of program. With the capacity of 10 systems per day, the company could actually receive an order today, build the system the next day and have it delivered to the client the third day.

Cost of Product:

Pricing structures have been worked out with our 4 main hardware suppliers. The company feels confident that these prices will hold steady over the next 6 months with these manufactures and may in fact become less expensive for the company to acquire with larger volume purchases as the company increases production.

Sales:

The Company expects to develop a relationship with the 8 major cable companies in the US. That being Cox Media, Comcast, Cable Vision, Cable one, Media Com, RCN, Charter Communications and Time Warner. This provides the ability to guarantee every user of the company’s telephony system that they have the required broad band to operate the system. The only entity that has that bandwidth is the cable T.V. companies. In addition, the Cable companies have digital phone capabilities but they do not have the ability to provide the actual desk phone appliance and must turn that over to an out sourced vendor. Our appliance will provide them that actual digital phone appliance so they may have the ability to increase their revenues. In addition they may be able to “bundle” their services easier with our product. Should, however, the company not to be able to establish a relationship with the cable companies the company has several alternative marketing programs that include, but not limited to, other providers of broadband, providing of our telephony software to companies like HP and CISCO and DELL similar to the way Microsoft provides its OS system (windows 7) to manufacturers of hardware. The company may even elect to provide its OS product “over the counter” under a “KEY” program like Microsoft does with its various software programs like “Visual Studio” that is also based on a “user” license fee like our product.

Contracts:

The Company, at present, is expecting to have its product merchandised and sold by the Cable companies. It should be noted no formal meetings have taken place relative to this possibility however, Cox Media, the cable provider in the Las Vegas market has shown an interest in our product and are aware of its capabilities.  The Company only contact with Cox Media has been through a business account manager who does not have the ability to bind Cox Media. In general discussion they have noted their interest in observing the first full demonstrations of the appliance. The way our product is priced is also of interest to them inasmuch as our program is a 60 month lease that is similar to the lease packages provided by them on a large range of items to and including broadband. In fact, long term leases are a norm in the telephony industry. As an example Cellular phone services have long term contracts. If you look into the general software industry as well you will find “user quantity based” leases on most all business software programs.

Future Growth:

The company has elected to establish its current and near future production, sales, tech advances, customer care center and other services in the Las Vegas Valley. The real Estate (business centers) has taken a huge hit from today’s economy. Facilities that only a few years ago were leasing for $3 per foot you can now acquire for as little as a $1 per foot. In addition to the reasonable pricing on lease facilities it is a great location for distribution. Overnight service is provided by a multitude of carriers to the California, Utah, Washington, Oregon, Colorado, New Mexico and Arizona markets. This provides the company with the ability to service the western US without the need of multiple facilities.

Future Funding:

The company will provide its product and service under a norm of the telephony/computer industry, long term leases based on the user count using those services provided. These leases are provided under the typical simple interest method and on 60 month programs only. This provides an excellent program for “Receivable Financing” to be put in place to aid the company in maintaining a constant positive cash flow as the company grows. The company is familiar with such companies in that businesses like GE Capital, Transamerica GAC and CITI.

Chronological history of the Company:

May 2009: Family members meet at a family reunion and begin discussion of starting a business as a unified group.

June 2009: Family hired Research Company to review the potential of entering the telephony field with the idea of providing an updated operating system for business based telephone systems. Funding was provided by the family members.

July 2009: Each of the eight (8) family members also researched the potential of entering the telephony.

August 2009: It was concluded after over 8 weeks of intense research and reams of information from the research company that there was a possibility such a market could exists and it appeared there was no one working on such a program as best that could be found.

September 2009: The family developed a list of telephony services they would like to have on their business phones in their offices.  Contact was made with several software engineering companies and individuals to see if such software was available to cover all the members phone wants and if not what would it take to develop such software.

October 2009: Agreements were established with several different companies/persons to develop various segments of a “core” operating system This Core operating system must be able to handle not only typical digital telephone services but also full service video telephone services.

November 2009: The family ran a contest over the internet as well as direct mailing to various colleges of engineering and design like DeVry, MIT, USC. All told over 200 engineering schools were made aware of the contest to design the new business phone for the 21st century. At the same time Programming was being developed for the core operating system.

December 2009: Designs started coming in for review and programming continued on the core systems.

January 2010: After reviewing several hundred designs (most all were simply various laptop drawings) and nothing the family felt would achieve the look the family had in mind. By accident, one family member was shopping for a new computer and came across a brand new computer by HP that provided several functions the company wanted on the proposed telephony device. Touch, Voice and Key Stroke were all functionally available on this HP device and it looked like the 21st century. The family member purchased one at the sighting. It was found to be a state of the art product. The family again called on the research company to seek out all information on whom else is building such a computer world wide and how long has Hp had this on the m market. It was found that there were three companies making such a computer, Macros a small Japanese company and Dell. It was further noted that only Hp could if fact deliver quantities that may be needed should the proposed telephony device actually take off. The family member set up meetings with Hp to establish OEM pricing for the company. At the same time, the programming had moved forward along with the engineering and it was found that a range of hardware items from Cisco would also be needed along with a quality web cam. Both sets of hardware items were researched and OEM pricing was established with Cisco and Logitech as well as Data Tech.

February 2010: Test bed facilities were set up by the various engineering and programming entities to “proof up” their designs and programs. It was found that all the desires of telephony operations the family had, was possible and could be accomplished in a short time period.

March 2010: Development continued on all fronts

April 2010: The family was satisfied all product designs could be put in place and with such an advanced product, a market could develop. With those decisions made the family decided to form a corporation and continue development but in the manner of a fully operational corporation. Bank accounts were established, funds were provided and the search for corporate and technical facilities was begun.  May, June and July 2010:  Programming on the core operating systems continued and engineering was started on development of what turned out to be 38 sub programs to actually handle the functionality of the telephony program both digital and visually.

August 2010: A six month lease was signed and pre-paid in full for the offices and tech facility. Seven (7) programming stations were established and the first five qualified employees started work. Their task was to develop the 38 sub programs and apply the “GUI” to the core Operating Systems to provide the finished Operating System for the “telephony appliance” as we now call our product.

September 2010: Intense programming continued on the sub operating software programs. As of September 1st it was estimated there were over 30,000 man hours already spent on the development to this stage and it was estimated there would need to be an additional 3,500 man hours till a fully operating and QC tested set of appliances could be completed.

October 2010: Cox has set up our fiber POP and testing has begun on typical office installations. This is to finalize the proposed design that has been completed for the manufacturing facility. The Company has also started running ads to locate and have ready to start employment the noted qualified employees. The assembly area, customer service area and graphics department location has been found and the rent is currently being negotiated.  It is projected that we will sign the lease with the negotiated start date January 1st but actual occupancy to start mid-November or 1st of December rent free till January.

If VDO does not produce sufficient cash flow to support its operations over the next 12 months, the Company will need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. VDO cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue and any investment made by an investor would be lost in its entirety.

VDO management will incur further development costs within the next twelve months (12) as it continues to expand its market to the domestic and medical markets.

VDO currently does not own any significant plant or equipment that it would seek to sell in the near future.

VDO management anticipates hiring additional employees over the next twelve (12) months as needed. Currently, the Company believes the services provided by its employees, officers and directors appear sufficient at this time.

The Company has not paid for expenses on behalf of any directors. Additionally, VDO believes that this policy shall not materially change within the next twelve months.

The Company has no plans to seek a business combination with another entity in the foreseeable future; however, it may entertain strategic acquisitions in the telephony sector which complement its business plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to VDO who own more than 5% of the outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Beneficial Owner	Number of Shares	Percent of Ownership

Valeria Stringer	1,667,134	8.3%
9424 NW View Crest Dr.
Kansas City, MO 64155-2242

Elizabeth Twitty	1,666,666	8.3%
5462 NE 284th Street
Turney, MO 64493

Sara Stanley	1,666,666	8.3%
5428 NE 284th Streert
Turney, MO 64493

Connie Decker	1,666,666	8.3%
9436 W. Lake Mead Blvd.
#3
Las Vegas, NV 89134

Marion Matson	1,666,666	8.3%
330 Tuggle Lane
Ridgeville, S. Carolina 29472

Michele Bryngelson	1,666,666	8.3%
308 Tuggle Lane
Ridgeville, S. Carolina

Stephanie Wright	1,666,666	8.3%
4319 W. 179th Street
Torrance, California 90504

Maurice Matson	1,666,666	8.3%
304 Teays Meadows
Scotts Depot, W. Virginia 25560

All officers and directors as a group	(5,000,466)	25%

The table below sets forth all cash compensation paid or proposed to be paid by us to the chief executive officer and the most highly compensated executive officers, and key employees for services rendered in all capacities to the Company during fiscal year 2010.

Summary Compensation Table

Name and Principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-equity incentive Plan compensation	Non-Qualified Deferred Compensation Earnings	All other compensation	Total
Valeria Stringer President	2010	0	0	0	0	0	0	0	0
Elizabeth Twitty Secretary	2010	0	0	0	0	0	0	0	0

Compensation Policy: Because we are still in the early stages of formation and development, our directors and officers are not currently receiving any compensation.

Stock Option: Because we are still in the early stages of formation and development, our directors and officers have not received any stock options.

Bonuses: To date no bonuses have been granted. Any bonuses granted in the future will relate to meeting certain performance criteria that are directly related to areas within the executive's responsibilities with the Company. As the Company continues to grow, more defmed bonus programs will be created to attract and retain our employees at all levels.

Stock Option Plans:

Our board of directors has not adopted any Stock Option Plans as of the date of this prospectus.

Compensation of Directors:

Because we are still in the development stage, our directors are not receiving any compensation other than reimbursement for expenses incurred during their duties.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their age as of September 30,2010 are as follows:

Executive Officers and Directors

Name	Age	Office	Since

Valeria Stringer	77	President, Principal Financial Officer	Inception

Elizabeth Twitty	59	Secretary	Inception

Marion Matson	82	Director	Inception

The term of office for each director is one year, or until the next annual meeting of the shareholders.  All of our executive officers and directors are family members and founders of the Company.  They serve their respective positions based upon years of business experience.  None of these individuals serve as officers or directors of any other entities.   The Company intends to seek advisory board members whose experience will assist the Company in its efforts.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Valeria Stringer currently serves as President and a Director of the Company. Ms. Stringer has over 40 years of management experience. While working at National Bella Hess, a major collections firm, Ms. Stringer managed 15 full time employees and was instrumental in assisting the firm to achieve its daily collection quotas. Ms. Stringer was also responsible for managing 24 marketing / demonstrators for Sam's Club in Kansas for over three years. Ms. Stringer also spent over 12 years working with a market research company where her duties included managing over 25 analysts in the retail arena. Ms. Stringer's experience and task oriented achievements should greatly assist in the Company's development.

Elizabeth Twitty, currently serves as Secretary and Director of the Company. During the last 30 years, Ms. Twitty has been involved in commercial construction and coordination of inventory control. Ms. Twitty will oversee dissemination of plans and bid for the Board's approval. She will follow through on day-to-day construction work to assure timely completion and will be responsible for reviews of assembly and warehouse functions to ascertain the clients' needs relative to these items.

Marion Matson currently serves as a Director of the Company. Mr. Marion Matson brings to the Company over 50 years of corporate business management experience to the Company. During the past thirty five years, Mr. Matson has owned and operated a company that remanufactures Caterpillar equipment and resells the equipment worldwide. Mr. Matson will provide his business experience as the Company expands its business plan. Mr. Matson is not an independent director.

Board Committees

VDO has not yet implemented any board committees as of the date of this prospectus.

Employment Agreements

There are currently no employment agreements; however, the Company anticipates entering into employment agreements with key management positions as the Company grows.

Significant Employees

VDO has no significant employees other than current management.  All family members including the officers and directors devote approximately 2 hours per day to the Company.  The founding family members and principal shareholders who are not officers and directors participate with current management in discussions and in sharing ideas to be considered by the officers and directors in making decisions for the Company.  (See Risk Factors “Non-Officer and Director Family Members May Exert Undue Influences Over Management”)

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

As of the date of this prospectus, there is no public market in our common stock. This prospectus is a step toward creating a public market for our common stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will ever develop. VDO and its management make no representation about the present or future value of VDO's common stock.

As of the date of this prospectus, there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of the Company and other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document we have approximately 19,554,800 shares of common stock outstanding held by 30 shareholders. These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflict of Interest

The current officers and directors of the Company currently devote part-time to the Company and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of VDO must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

The following clearly identifies each family relationship:

Valeria Stringer - sister  to Marion Matson and Marlan Matson
Elizabeth Twitty - niece to Marion Matson, Marlan Matson and daughter of Valeria Stringer
Sara Stanly - grandniece to Marion Matson, Marlan Matson and granddaughter to Valeria Stringer
Connie Decker – close family friend for many years
Marion Matson – brother to Valeria Stringer and Marlan Mattson
Michelle Bryngelson – daughter to Marion Matson and niece to Valeria Stringer and Marlan Matson
Stephanie Wright – daughter to Marlan Matson and niece to Marion Matson and Valeria Stringer
Maurice Matson – son of Marion Matson  and nephew to Marlan Matson and Valeria Stringer

Other than loans of $3,256 and $6,198 made by Marlan Matson of Financial Services, Las Vegas, NV, such accounts  will only be repaid with no interest when and if funds become available, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

•	The Officers and Directors;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
•	Any relative or spouse of any of the foregoing persons who have the same house assuch person.

There are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company. No assets will be or are expected to be acquired from any promoter on behalf of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accountant for the Company has neither resigned, declined to stand for reelection, nor have been dismissed. The independent accountant for the Company is David Aronson, CPS, P .A.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in his/her capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

WHERE CAN YOU FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement.  This prospectus constitutes the prospectus of VDO-PH International, Inc. filed as part of the registration statement and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

In addition, after the effective date of this prospectus, we will be required to final annual, quarterly, and current reports or other information with the SEC as provided by the Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC’s Internet website at http://www.sec.gov.

LEGAL MATTERS

W. Manly, P.A., has passed upon the validity of the issuance of the shares of common stock offered by this prospectus.

EXPERTS

The financial statements appearing in this prospectus and registration statement on Form S-1 have been audited by David A. Aronson, CPA, P.A., independent public accountants, as set forth in their report thereon appearing elsewhere in this prospectus and in the registration statement on Form S-1, and such report is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

F-1-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
VDO-Ph International

We have audited the accompanying balance sheet of VDO-Ph International, (A Development Stage Company) as of June 30, 2010, and the related statements of operations, stockholders' equity and cash flows for the three months ended June 30, 2010, and the period from inception (April 8, 2010) to June 30, 2010.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VDO-Ph International, (A Development Stage Company) as of June 30, 2010, and results of its operations and its cash flows for the three months then ended, and for the period from inception (April 8, 2010) to June 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ David A. Aronson, CPA, P.A.
David A. Aronson, CPA. P.A.
North Miami Beach, Florida
July 27, 2010

F-2-

VDO-Ph International
Balance Sheet
June 30, 2010

ASSETS

Current Assets:
Cash	$46,555
Total current assets	46,555

Equipment, net	16,511

$63,066

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Loan payable - stockholder	$3,256
Loan payable - related party	6,198
Total current liabilities	9,454

Stockholders' Equity:
Common stock, $0.001 par value; 100,000,000 shares authorized,
19,554,800 shares issued and outstanding	19,540
Additional paid in capital	108,030
Deficit accumulated during development stage	(73,958)
53,612

$63,066

F-3-

VDO-Ph International
Statements of Operations
For the Three Months Ended June 30, 2010 and for the Period
From April 8, 2010 (Inception) to June 30, 2010
	From April 8, 2010 (Inception) to June 30, 2010	For the Three Months Ended June 30, 2010

Revenue, net	$-	$-

Expenses:
General and administrative expenses	73,958	73,958
	73,958	73,958

Net loss before other income and expenses	(73,958)	(73,958)

Other income and (expenses)
Interest expense	-	-
Provision for income taxes	-	-
	-	-

Net loss	$(73,958)	$(73,958)

Loss per common share - Basic and
fully diluted	$(0.00)	$(0.00)

Weighted average number of shares
outstanding - Basic and fully diluted	19,554,800	19,554,800

F-4-

VDO-Ph International
Statement of Stockholders' (Deficit)
For the Period from April 8, 2010 (Inception) to June 30, 2010

			Additional Paid in Capital	Accumulated Deficit During Development Stage	Total Stockholders' Equity

	Common Stock
	Shares	Amount
Issuance of common shares for cash at
$0.001 per share	13,333,328	$13,334	$-	$-	$13,334
Issuance of common shares for services
at $0.001 per share	6,000,000	6,000	-	-	6,000
Issuance of common shares for cash at
$0.50 per share	196,472	196	98,040	-	98,236
Issuance of common shares for services
at $1.00 per share	10,000	10	9,990	-	10,000
Net loss	-	-	-	(73,958)	(73,958)
Balance - June 30, 2010	19,554,800	$19,540	$108,030	$(73,958)	$53,612

F-5-

VDO-Ph International
Statements of Cash Flows
For the Three Months Ended June 30, 2010 and for the Period
From April 8, 2010 (Inception) to June 30, 2010
	From April 8, 2010 (Inception) to June 30, 2010	For the Three Months Ended June 30, 2010

Cash flows from operating activities:
Net loss	$(73,958)	$(73,958)
Adjustments to reconcile net loss to net cash used
by operating activities:
Common stock issued for services	16,000	16,000
Depreciation expense	167	167
Net cash used by operating activities	(57,791)	(57,791)

Cash flows from investing activities:
Purchase of equipment	(16,678)	(16,678)
Net cash used by investing activities	(16,678)	(16,678)

Cash flows from financing activities:
Proceeds from issuance of common stock	111,570	111,570
Proceeds from sale of debentures	-	-
Shareholder's loan	3,256	3,256
Loan payable - related party	6,198	6,198
Net cash provided by financing activities	121,024	121,024

Net increase in cash	46,555	46,555
Cash at beginning of period	-	-
Cash at end of period	$46,555	$46,555

Supplemental cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

F-6-

VDO-Ph International
Notes to Financial Statements
June 30, 2010

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

VDO-Ph International ("VDO-Ph" or the "Company") was incorporated in Nevada in April 2010.  The Company is in the development stage and intends to sell a state-of-the-art telephony appliance for commercial and residential use employing software.  The appliance, which will serve as a digital telephone, full motion video and advanced computer system, will be marketed and sold through cable companies to their commercial and residential customers.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows SFAS 131, "Disclosures about Segments of an Enterprise and Related Information".  Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance.  The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Net Loss Per Common Share

Basic net (loss) income per common share is calculated using the weighted average common shares outstanding during each reporting period.  Diluted net (loss) income per common share adjusts the weighted average common shares for the potential dilution that could occur if common stock equivalents (convertible debt and preferred stock, warrants, stock options and restricted stock shares and units) were exercised or converted into common stock.  There were no common stock equivalents at June 30, 2010.

F-7-

VDO-Ph International
Notes to Financial Statements
June 30, 2010

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized.  Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information.  A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation.  ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model.  ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity.  The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Recent Pronouncements

In September 2009, Accounting Standards Codification ("ASC") became the source of authoritative GAAP recognized by the Financial Accounting Standards Board ("FASB") for nongovernmental entities, except for certain FASB Statements not yet incorporated into ASC.  Rules and interpretive releases of the SEC under federal securities laws are also sources of authoritative GAAP for registrants.

F-8-

VDO-Ph International
Notes to Financial Statements
June 30, 2010

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Equipment

Equipment, consisting of computer equipment, is stated at cost less accumulated depreciation.  Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, of five years.

The Company reviews long-lived assets, such as equipment, for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds the estimated future cash flows, an impairment loss will be recorded by the amount the carrying value exceeds the fair value of the asset.

Note 2. EQUIPMENT (NET)

Equipment is recorded at cost and consisted of the following at June 30, 2010:

Computer equipment	$16,678

Less: accumulated depreciation	(167)

$16,511

Depreciation for the three months ended June 30, 2010 was $167.

Note 3.  LOAN PAYABLE - STOCKHOLDER

During the period ended June 30, 2010 a stockholder of the Company advanced the Company $3,256 to pay for certain expenses.  The loan bears no interest and is payable on demand.

Note 4.  LOAN PAYABLE - RELATED PARTY

During the period ended June 30, 2010 a corporation under common ownership with VDO-Ph advanced the Company $6,198 to pay for certain expenses.  The loan bears no interest and is payable on demand.

F-9-

VDO-Ph International
Notes to Financial Statements
June 30, 2010

Note 5.  STOCKHOLDERS' EQUITY

In April 2010 the Company issued 13,333,328 shares of common stock at par value.

In April 2010 the Company issued 6,000,000 shares of common stock at par value for services provided to the Company.

In April 2010 the Company issued 196,472 shares of common stock at $0.50 per share.

In April 2010 the Company issued 10,000 shares of common stock at $1.00 per share for services provided to the Company.

Note 6.  RELATED PARTY TRANSACTIONS

The Company leases its offices from a stockholder of the Company.  The lease is on a month to month basis and requires a monthly payment of approximately $2,000.  Rent expense for the three months ended June 30, 2010 was $6,160.

Note 7.  INCOME TAXES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.  The sources and tax effects of the differences are as follows:

Income tax provision at the federal
statutory rate	25%
Effect of operating losses	(25)%
0%

As of June 30, 2010, the Company has a net operating loss carryforward of approximately $74,000.  This loss will be available to offset future taxable income.  If not used, this carryforward will expire in 2030. The deferred tax asset relating to the operating loss carryforward has been fully reserved at June 30, 2010.  The principal difference between the operating loss for income tax purposes and reporting purposes results from the issuance of common shares for services.

F-10-

VDO-Ph International
Notes to Financial Statements
June 30, 2010

Note 8. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature.  For the period from inception to June 30, 2010, the Company incurred a net loss of approximately $69,000.  In addition, the Company has no significant assets or revenue generating operations.

The Company currently does not have sufficient cash to sustain itself for the next 12 months, and will require additional funding in order to execute its plan of operations and to continue as a going concern. To meet its cash needs, management expects to raise capital through a private placement offering. In the event that this funding does not materialize, certain stockholders have agreed, orally, to loan, on a non-interest bearing demand basis, sufficient funds to maintain the Company's operations for the next 12 months.
The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

F-11-

VDO-Ph International
(A Development Stage Company)
Balance Sheet
September 30, 2010
(Unaudited)

ASSETS

Current Assets:
Cash	$4,769
Prepaid expenses	4,000
Total current assets	8,769

Equipment, net	16,344

$25,113

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued expenses	$754
Loan payable - stockholder	7,954
Loan payable - related party	6,198
Total current liabilities	14,906

Stockholders' Equity:
Common stock, $0.001 par value; 100,000,000 shares authorized,
19,554,800 shares issued and outstanding	19,555
Additional paid in capital	115,515
Deficit accumulated during development stage	(124,863)
10,207

$25,113

F-12-

VDO-Ph International
(A Development Stage Company)
Statements of Operations
For the Six Months Ended September 30, 2010 and for the Period
From April 8, 2010 (Inception) to September 30, 2010
	From April 8, 2010 (Inception) to September 30, 2010
		For the Three Months Ended September 30,		For the Six Months Ended September 30,

		2010	2009	2010	2009

Revenue, net	$-	$-	$-	$-	$-

Expenses:
General and administrative expenses	124,863	50,905	-	124,863	-
Loss from operations	-
	124,863	50,905	-	124,863	-

Net loss	$(124,863)	$(50,905)	$-	$(124,863)	$-

Loss per common share - Basic and
fully diluted	$(0.01)	$(0.00)	$-	$(0.01)	$-

Weighted average number of shares
outstanding - Basic and fully diluted	19,540,823	19,541,735	-	19,540,823	-

F-13-

VDO-Ph International
(A Development Stage Company)
Statement of Stockholders' Equity
For the Period from April 8, 2010 (Inception) to September 30, 2010

			Additional Paid in Capital	Accumulated Deficit During Development Stage	Total Stockholders' Equity

	Common Stock
	Shares	Amount
Issuance of common shares for cash at
$0.001 per share	13,333,328	$13,334	$-	$-	$13,334
Issuance of common shares for services
at $0.001 per share	6,000,000	6,000	-	-	6,000
Issuance of common shares for cash at
$0.50 per share	196,472	196	98,040	-	98,236
Issuance of common shares for services
at $1.00 per share	10,000	10	9,990	-	10,000
Issuance of common shares for cash at
$0.50 per share	11,000	11	5,489	-	5,500
Issuance of common shares for cash at
$0.50 per share	4,000	4	1,996	-	2,000
Net loss	-	-	-	(124,863)	(124,863)
Balance - September 30, 2010	19,554,800	$19,555	$115,515	$(124,863)	$10,207

F-14-

VDO-Ph International
(A Development Stage Company)
Statements of Cash Flows
For the Six Months Ended September 30, 2010 and for the Period
From April 8, 2010 (Inception) to September 30, 2010
	From April 8, 2010 (Inception) to September 30, 2010

		For the Six Months Ended September 30,

		2010	2009

Cash flows from operating activities:
Net loss	$(124,863)	$(124,863)	$-
Adjustments to reconcile net loss to net cash used
by operating activities:
Common stock issued for services	16,000	16,000	-
Depreciation expense	334	334	-
Prepaid expenses	(4,000)	(4,000)	-
Accounts payable and accrued expenses	754	754	-
Net cash used by operating activities	(111,775)	(111,775)	-

Cash flows from investing activities:
Purchase of equipment	(16,678)	(16,678)	-
Net cash used by investing activities	(16,678)	(16,678)	-

Cash flows from financing activities:
Proceeds from issuance of common stock	119,070	119,070	-
Shareholder's loan	7,954	7,954	-
Loan payable - related party	6,198	6,198	-
Net cash provided by financing activities	133,222	133,222	-

Net increase in cash	4,769	4,769	-
Cash at beginning of period	-	-	-
Cash at end of period	$4,769	$4,769	$-

Supplemental cash flow information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

F-15-

VDO-Ph International
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
VDO-Ph International ("VDO-Ph" or the "Company") was incorporated in Nevada in April 2010.  The Company is in the development stage and intends to sell a state-of-the-art telephony appliance for commercial and residential use employing proprietary software.  The appliance, which will serve as a digital telephone, full motion video and advanced computer system, will be marketed and sold through cable companies to their commercial and residential customers.

Basis of Presentation
The accompanying unaudited financial statements of MIC have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information.  Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such principles and regulations of the Securities and Exchange Commission for Form 10-Q.  All adjustments, consisting of normal recurring adjustments, have been made which, in the opinion of management, are necessary for a fair presentation of the results of interim periods.  The results of operations for such interim periods are not necessarily indicative of the results that may be expected for a full year because of, among other things, seasonality factors in the retail business.  The unaudited financial statements contained herein should be read in conjunction with the audited financial statements and notes thereto  for the fiscal year ended December 31, 2009.

The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all of the information and notes required by U.S. generally accepted accounting principles for complete financial statements.  For further information, refer to the financial statements and notes thereto for the fiscal year ended December 31, 2009.

Net Income (Loss) Per Common Share
The Company calculates net income (loss) per share based on the authoritative guidance.  Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period.  Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding.  During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti-dilutive.

F-16-

VDO-Ph International
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information
The Company follows Accounting Standards Codification ("ASC") 280, "Segment Reporting".  The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income Taxes
Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized.  Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information.  A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation
The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation.  ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model.  ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

F-17-

VDO-Ph International
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Pronouncements
In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06 - "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements".  This standard amends the disclosure guidance with respect to fair value measurements for both interim and annual reporting periods.  Specifically, this standard requires new disclosures for significant transfers of assets or liabilities between Level 1 and Level 2 in the fair value hierarchy, separate disclosures for purchases, sales, issuance and settlements of Level 3 fair value items on a gross, rather than net basis, and more robust disclosure of the valuation techniques and inputs used to measure Level 2 and Level 3 assets and liabilities.  MIC adopted the provisions of this guidance, as of January 1, 2010, with no material impact to the financial statements.

Equipment
Equipment, consisting of computer equipment, is stated at cost less accumulated depreciation.  Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, of five years.

The Company reviews long-lived assets, such as equipment, for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds the estimated future cash flows, an impairment loss will be recorded by the amount the carrying value exceeds the fair value of the asset.

Note 2. EQUIPMENT (NET)

Equipment is recorded at cost and consisted of the following at September 30, 2010:

Computer equipment	$16,678

Less: accumulated depreciation	(334)

$16,344

Depreciation for the six months ended September 30, 2010 was $334.

F-18-

VDO-Ph International
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010

Note 3. LOAN PAYABLE - STOCKHOLDER

During the period ended September 30, 2010 a stockholder of the Company advanced the Company $7,954 to pay for certain expenses. The loan bears no interest and is payable on demand.

Note 4. LOAN PAYABLE - RELATED PARTY

During the period ended September 30, 2010 a corporation under common ownership with VDO-Ph advanced the Company $6,198 to pay for certain expenses.  The loan bears no interest and is payable on demand.

Note 5. STOCKHOLDERS' EQUITY

In April 2010 the Company issued 13,333,328 shares of common stock at par value.

In April 2010 the Company issued 6,000,000 shares of common stock at par value for services provided to the Company.

In April 2010 the Company issued 196,472 shares of common stock at $0.50 per share.

In April 2010 the Company issued 10,000 shares of common stock at $1.00 per share for services provided to the Company.

In September 2010 the Company issued 15,000 shares of common stock at $0.50 per share.

Note 6. RELATED PARTY TRANSACTIONS

Until July 31, 2010 the Company had leased its offices from a stockholder of the Company.  The lease was on a month to month basis and required monthly payments of approximately $2,000.  Rent expense paid to this stockholder during 2010 was $7,240.

F-19-

VDO-Ph International
Notes to Financial Statements
September 30, 2010

Note 7. INCOME TAXES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.  The sources and tax effects of the differences are as follows:

Income tax provision at the federal
statutory rate	34%
Effect of operating losses	(34	) %
	0%

As of September 30, 2010, the Company has a net operating loss carryforward of approximately $124,000.  This loss will be available to offset future taxable income.  If not used, this carryforward will expire in 2030. The deferred tax asset relating to the operating loss carryforward has been fully reserved at September 30, 2010.  The principal difference between the operating loss for income tax purposes and reporting purposes results from the issuance of common shares for services.

Note 8. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature.  For the period from inception to September 30, 2010, the Company incurred a net loss of approximately $124,000.  In addition, the Company has no significant assets or revenue generating operations.

The Company currently does not have sufficient cash to sustain itself for the next 12 months, and will require additional funding in order to execute its plan of operations and to continue as a going concern.  To meet its cash needs, management expects to raise capital through a private placement offering.  In the event that this funding does not materialize, certain stockholders have agreed, orally, to loan, on a non-interest bearing demand basis, sufficient funds to maintain the Company's operations for the next 12 months.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

F-20-

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

VDO-Ph International Bylaws provide for the indemnification of a present or former director or officer. VDO indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at VDO request as an officer or director. VDO may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, VDO's best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Statutes, the Company shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by VDO-Ph in connection with the sale of the common stock being registered. VDO-Ph has agreed to pay all costs and expenses in connection with this offering of common stock. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Accounting	$22,500
SEC Electronic Filing	$1,000
EDGAR filing	$500
Transfer Agent	$1,000
Total	$25,000

RECENT SALES OF UNREGISTERED SECURITIES

From April, 2010 until September 2010, VDO-Ph. International issued 19,554,800 unregistered securities in private transactions without registering the securities under the Securities Act.

As of September 30, 2010, the Company issued 13,333,328 shares to the founding family members for cash consideration.  The founding family members consist of eight (8) shareholders and they were purchased at par value.  The exemption relied upon was Rule 504 of Regulation D or Section 4(2) of the Securities Act.  An additional fifteen (15) shareholders purchased 196,172 shares for cash consideration of $.50 per share.  The exemption relied upon was Rule 504 of Regulation D or Section 4(2) of the Securities Act of 1933, as amended.

As of September 30, 2010, eight (8) shareholders were issued an aggregate of 6,000,000 shares for services.  Of those shares, 600,000 (10%) are being registered for seven (7) shareholders with a value of $.50 per share.  The exemption relied upon is Rule 504 of Regulation 1or Section 4(2) of the Securities Act of 1933, as amended.

The following table sets forth the breakdown of shares issued for services.

NUMBER OF SHARES	VALUE ($.50 per share)	SERVICE PROVIDED
87,500	$43,750	Financial Services
87,500	$43,750	Market Research Analysis
75,000	$37,500	Corporate Planning
75,000	$37,500	Engineering Services
90,000	$45,000	Legal Support Services
25,000	$12,500	Legal Services
85,000	$42,500	Construction Services
75,000	$37,500	Design Services
TOTAL: 600,000	TOTAL: $300,000

INDEX OF EXHIBITS

Exhibit No.
3.1	Articles of Incorporation filed on April 8, 2010 (previously with S-1 on 8/19/2010)
3.2	By-laws adopted on April 8, 2010 (previously with S-1 on 8/19/2010)
4.1	Specimen Common Stock Certificate (previously with S-1 on 8/19/2010)
5.1	Opinion of W. Manly, P.A.
23.1	Consent of David Aronson, CPS, P.A dated November 24, 2010
23.2	Consent of W. Manly, P.A. (see exhibit 5.1)
99.1	Subscription Agreement (previously with S-1 on 8/19/2010)
99.2	Lease Agreement (previously filed with S-1/A #1 on 10/22/2010)

UNDERTAKINGS

We hereby undertake:

(1)	To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement.
(i)	To include any prospectus required by section 10(a)(3)of the Securities Act of 1933, as amended (the Securities Act.)
(ii)
To reflect in the prospectus any facts or events arising after the effective date of Registration statement (or the most recent post amendment thereof) which, individually or in an aggregate represents a fundamental change in the information set forth in the Registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities would not exceed that which was registered) and any devaluation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “calculation of Registration Fee” table in the effective registration statement: and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed a new registration  statement relating to the securities offered therein, and offering of such securities at that time shall be deemed to be the initial bona fide offering therefore; and

(1)	To remove from registration by means of a post-effective amendment of the securities being registered which remain unsold at the termination of the offering

(2)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	If the registrant is relying on Rule 430B:
a.
Each prospectus filed by the registrant pursuant to Rule 424(B)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed a part of and included in the registration statement and:

b.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as a part of a registration statement in reliance on Rule 430B relating to an offering made pursuant ot Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be a part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provide in Rule 430B, for liability purpose of the issuer and any person that is of that date an underwriter, such date shall be deemed to be new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fied offering thereof, provided however, that no statement made in a registration statement or prospectus that is a part of the registrations statement is made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time contract of sale prior to such effective date supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule424 (b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectus filed in reliance of 430A, shall be deemed to be a part of and included in the registration statement as of the date it was first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is a part of the registrations statement made in a document incorporated or deemed incorporated by reference into the registrations statement will, as to a purchaser with a time of contract sale prior to such first use , supersede or modify any statement that was made in the Registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use:

(5) That for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the1 securities, we undertake that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424:
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer made by the undersigned Registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our certificate of Incorporation or our bylaw, the investment agreement or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities. (other than the payment by us of expenses incurred be paid by one of our directors officers or controlling persons in the successful defense of any action suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel  the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We further hereby undertake that:
(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (40 OR (497)(H) UNDER THE /SECURITIES Act shall be deemed to be a part of this registration statement as of the time it was declared effective; and;

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time; shall be deemed to be the initial bona-fied offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Kansas City, State of Missouri on January 11, 2011
VDO-PH INTERNATIONAL

By:	/s/ Valeria Stringer
Valeria Stringer
President, Director, Principal Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on January 11, 2011 :

Signature

/s/ Valeria Stringer

Valeria Stringer
Principal Executive Officer,
Principal Financial Officer
Principal Accounting Officer

/s/ Elizabeth Twitty

Elizabeth Twitty
Secretary, Director

Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.